UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only

[ ] Definitive Proxy Statement

[XX] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-2670

60 East 42nd St. Associates L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

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[XX] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

60 East 42nd St. Associates L.L.C.

c/o Wien & Malkin llp

60 East 42nd Street

New York, New York 10165

Telephone: (212) 687-8700

Telecopier: (212) 986-7679

October 18, 2004

To Participants in 60 East 42nd St. Associates L.L.C. ("Associates"):

I am pleased to advise you that we have received consents from more than 84% in interest of all Participants to the financing and improvement program recommended in our September 13, 2004 Solicitation. Because we have not received your response, I am enclosing a duplicate Consent form.

If you have any question, you may wish to consult your own adviser. Please feel free separately to contact at Wien & Malkin (212-687-8700) Alvin Silverman or Thomas N. Keltner, Jr. regarding the proposals in the Solicitation or Melanie Boruch regarding signing and returning the Consent.

I strongly recommend that you consent by promptly signing and returning the enclosed Consent in the self-addressed envelope.

Sincerely,

Peter L. Malkin

PLM/dm

Encs.

60 EAST 42ND ST. ASSOCIATES L.L.C.

c/o Wien & Malkin LLP

60 East 42nd Street

New York, New York 10165-0015

Telephone (212) 687-8700

Telecopier (212) 986-7679

October 18, 2004

REGISTERED MAIL -

RETURN RECEIPT REQUESTED

[Name]

[Address 1]

[Address 2]

[City, State and Zip]

Re: [Name of Investor]

Investment in 60 East 42nd St. Associates L.L.C.

Dear Participant:

Please be advised that the consents of Participants owning over 90% of the member interest in 60 East 42nd St. Associates L.L.C. which I hold as your Agent have now been obtained to Items A, B and C of the program described in the September 13, 2004 letter of Peter L. Malkin and the accompanying Statement by the Agents in the Solicitation of Participant Consents.

Your consent to Items A and B has not been received and is subject to special provisions pursuant to Paragraph 4 of the Participating Agreement dated December 1, 1954, as amended by Modification Agreement dated July 23, 1956 (the "Participating Agreement"). Accordingly, I hereby request your consent thereunder. If your consent to such Items A and B is not given within 10 days after the mailing of this letter, I or my designee shall purchase your interest in 60 East 42nd St. Associates L.L.C. pursuant to the applicable documents. As provided in the Participating Agreement and described in the Statement of September 13, 2004, the purchase price is to be the greater of (a) the book value of such interest and (b) $100. Since the book value of an original investment is less than $100, the purchase price will be $100.

An additional form of Consent and return envelope are enclosed.

Very truly yours,

Marl Labell